U.S. Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2010

Freedom Environmental Services, Inc.
 (Name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53388	56-2291458
(Commission File Number)	(I.R.S. Employer Identification No.)

5036 Dr. Phillips Blvd. #306
Orlando, Florida 32819
(407) 658-6100
 (Issuer’s telephone number)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our Company" refer to Freedom Environmental Services, Inc., a Delaware corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 17, 2010, we entered into a Purchase Agreement (the “Purchase Agreement”) with Brownies WasteWater Solutions, Inc., B&P Environmental Services LLC,  Michael J. Ciarlone, Harvey Blonder and Gary A. Goldstein and Anita Goldstein, Robin and Robert Bailey and Michael Borish.  Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions thereof, our Company agreed to purchase all of the Member Interests of B&P Environmental Services LLC and all of the issued and outstanding shares of Brownies WasteWater Solutions, Inc. (the “Acquisition”).  The purchase price for the Acquisition consists of the issuance at the closing of the Acquisition of an aggregate of 48,000,000 shares of the Company’s common stock (the “Share Consideration”) to the parties that comprise the holders of both/or Member Interests of B&P Environmental Services LLC and issued and outstanding shares of Brownies WasteWater Solutions, Inc. Consequently, the recipients of the Share Consideration will, upon closing of the Acquisition, represent, in the aggregate, over fifty percent of the issued and outstanding shares of the Company, resulting in a change of control of the Company.

The completion of the Acquisition is subject to the satisfaction or waiver of a number of closing conditions set forth in the Purchase Agreement, including among others, the delivery of underlying information regarding B&P Environmental Services LLC and Brownies WasteWater Solutions, Inc., adjustments of certain Company obligations, modification of the Company bylaws, and the delivery of the Share Consideration.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the copy of the Purchase Agreement filed  as Exhibit 2.1 in this Form 8-K and incorporated herein by reference.

The issuance of the securities above were effected in reliance on the exemptions for sales of securities  not involving a public  offering,  as set forth in Rule 506  promulgated  under the Securities Act of 1933, as amended (the  "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

Brownies WasteWater Solutions, Inc.

Brownie’s Wastewater Solutions, Inc. provides solutions to commercial, industrial, and residential waste management and disposal and specializes in the recycling of all septic and wastewater solids and liquids. Brownie’s has 6 core lines of business:

•	Lift Station cleaning, maintenance, repairs and rebuilds.
•	Commercial and industrial vactor division.
•	Full service commercial and residential plumbing division.
•	Restaurant care services division which includes grease trap cleaning, maintenance and installation in addition to rendering grease set up, removal and recycling.
•	Residential and commercial septic tank cleaning and maintenance.
•	Commercial and residential drain field installation and repair.

B&P Environmental Services LLC

B&P Environmental Services LLC is a management company in the same field as Brownie’s Wastewater Solutions, Inc.

ITEM  2.01 - ACQUISITION OR DISPOSITION OF ASSETS.

See Item 1.01 above.

ITEM  3.02 - UNREGISTERED SALE OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM  5.01 – CHANGES IN CONTROL OF REGISTRANT.

See Item 1.01 above.

SECTION 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

	(a)	Financial Statements of Business Acquired
(a)	Financial statements of business acquired.

The financial statements required by this Item 9(a) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

(b)	Pro Forma financial information

The pro forma financial information required by this Item 9(b) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

d)	The following exhibits are filed with this Current Report:

2.1
Purchase Agreement, dated as of July 13, 2010, by and among Freedom Environmental Services, Inc. Michael J. Ciarlone, Harvey Blonder and Gary A. Goldstein and Anita Goldstein, Robin and Robert Bailey, Michael Borish, B&P Environmental Services LLC and Brownies WasteWater Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2010

Freedom Environmental Services, Inc.

By: /s/ Michael S. Borish
Michael S. Borish
Chief Executive Officer